Negotiable Promissory Note

DATED: March 30, 2015                        PAYABLE: Installments

AMOUNT: $3,500,000.00

For value received, AGRINATURAL GAS, LLC, promises to pay to the order of HERON LAKE BIOENERGY, LLC, at 91246 390th Avenue, Heron Lake, MN 56137, or at any other place designated from time to time in writing by the holder hereof, in lawful money of the United States of America, the principal sum of Three Million Five Hundred Thousand and no/100 Dollars ($3,500,000.00) plus interest; all as provided herein.

Interest.    One month Libor rate, plus four percent (4%), with interest capped and to not exceed six percent (6%) per annum, on the unpaid balance from time-to-time.

The interest charged to Borrower shall be reset weekly on the first “U.S. Banking Day” of each week as defined herein.

The one month Libor rate defined as follows: a rate (rounded upward to the nearest 1/100th and adjusted for reserves required on “Euro Currency Liabilities” (as hereinafter defined) for banks subject to “FRB Regulation D” (as hereinafter defined) or required by any other Federal Law or Regulation) per annum at the rate reported at 11:00 a.m. London time for the offering of one (1) month U.S. Dollars deposits, by Bloomberg Information Services (or any successor or substitute service providing rate quotations comparable to those currently provided by such service, from time-to-time, for the purpose of providing quotations of interest rates applicable to dollar deposits in the London Interbank Market) on the first “U.S. Banking Day” (as hereinafter defined) in each week, with such rate to change weekly on such day. The rate shall be reset automatically, without the necessity of notice being provided to the Borrower or any other party, on the first “U.S. Banking Day” of each succeeding week, and each change in the rate shall be applicable to all balances subject to this Promissory Note. Information about the then-current rate shall be made available upon request.

For purposes hereof: (1) “U.S. Banking Day” shall mean a day on which Lender is open for business and banks are open for business in New York, New York; (2) “Euro Currency Liabilities” shall have the meaning set forth in “FRB Regulation D”; and (3) “FRG Regulation D” shall mean Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12CRF Part 204, as amended.

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Payment. Beginning May 1, 2015 and on the 1st day of each month thereafter through and including April 1, 2019, $41,666.67 of principal, plus interest shall be paid. On May 1, 2019 all remaining principal, plus interest, shall balloon and shall be paid in full.

Security. The amounts owed pursuant to this Negotiable Promissory Note are secured.

Guaranty. Twenty-seven percent (27%) of any and all amounts owed pursuant to this Promissory Note (principal, interest, attorneys’ fees and costs) shall be guaranteed by the execution of a separate Guaranty by Rural Energy Solutions, LLC.

Prepayment. This note may be prepaid at any time, in whole or in part, without penalty.

Default. If Borrower fails to make any payments due under this Note when due, then, the holder hereof may accelerate the entire balance of this Note and declare the same immediately due and payable without further notice or demand. Borrower shall pay all costs and expenses of collection or foreclosure, including, without limitation, reasonable attorneys' fees, except to the extent limited or prohibited by applicable law. Any written notice to Borrower hereunder shall be by certified mail, postage prepaid, and addressed to the Borrower at the property address or at such other address as Borrower designates by written notice to holder.

No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note. A waiver on any one occasion shall not be construed as a waiver of any such right or remedy on a future occasion.

Dated: March 30, 2015.

AGRINATURAL GAS, LLC

By: /s/ John Sprangers

Its: CEO

By: /s/ Ann Tessier

Its: CFO

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